EXHIBIT 99.3
TRIDENT MICROSYSTEMS, INC
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
On May 14, 2009, Trident (“the Company”) completed its acquisition of the selected assets of the frame rate converter or (“FRC”), demodulator or (“DRX”) and audio product lines of Micronas’ Consumer Division (the “Business”). In connection with the acquisition, the Company issued 7.0 million shares of its common stock and warrants to acquire up to 3.0 million additional shares of its common stock, with a fair value of approximately $12.1 million and incurred approximately $5.2 million of acquisition-related transaction costs and liabilities, for a total purchase price of approximately $17.3 million.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
OF TRIDENT MICROSYSTEMS, INC. AND FRAME RATE CONVERTER, DEMODULATOR
AND AUDIO PRODUCT LINES OF MICRONAS SEMICONDUCTOR HOLDING AG

	Historical
		Business at
	Trident at March 31,	December 31,	Pro Forma		Pro Forma
	2009	2008	Adjustments (Note 3)		Combined
	(In thousands, except per share amounts)
Assets
Current assets:
Cash and cash equivalents	$202,581	$1,797	$(10	)(a)
			(2,663	)(b)
			(1,732	)(c)	$199,973
Accounts receivable, net of allowance for sales returns	812	355	—		1,167
Inventories	1,650	—	—		1,650
Prepaid expenses and other current assets	10,918	119	—		11,037

Total current assets	215,961	2,271	(4,405)		213,827

Property and equipment, net	23,381	5,467	(649	)(e)	28,199
Intangible assets, net	4,298	745	4,225	(l)
			(745	)(m)	8,523
Goodwill	—	—	7,707	(k)	7,707
Other assets	9,664	209	(34	)(f)	9,839

Total assets	$253,304	$8,692	$6,099		$268,095

Liabilities and Stockholders’ Equity / Excess of net assets acquired over liabilities assumed
Current liabilities:
Accounts payable	4,794	146	—		4,940
Accrued expenses and other current liabilities	15,830	393	336	(d)
			356	(n)
			1,473	(o)
			697	(p)	19,085
Income taxes payable	12,320	—	—		12,320

Total current liabilities	32,944	539	2,862		36,345

Long-term income taxes payable	21,476	—	—		21,476
Deferred income tax liabilities	249	—	—		249

Total liabilities	54,669	539	2,862		58,070

Stockholders’ equity:
Common stock	63	—	7	(g)	70
Additional paid-in capital	218,779	—	10,661	(h)
			1,419	(i)	230,859
Retained earnings (accumulated deficit)	(20,207)	—	(697	)(p)	(20,904)
Excess of net assets acquired over liabilities assumed	—	8,153	(8,153	)(j)	—

Total stockholders’ equity	198,635	8,153	3,237		210,025

Total liabilities and stockholders’ equity	$253,304	$8,692	$6,099		$268,095

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF
OPERATIONS OF TRIDENT MICROSYSTEMS, INC. AND FRAME RATE CONVERTER,
DEMODULATOR AND AUDIO PRODUCT LINES OF MICRONAS SEMICONDUCTOR HOLDING AG

	Historical
	Trident	Business
	Twelve months ended
			Pro Forma
			Adjustments		Pro Forma
	June 30, 2008	March 31, 2008	(Note 3)		Combined
	(In thousands, except per share amounts)
Net revenues	$257,938	$170,506	$—		$428,444
Cost of revenues	137,912	116,374	1,500	(r)	255,786

Gross profit	120,026	54,132	(1,500)		172,658

Operating expenses:
Research and development	52,608	35,516	(119	)(s)
			(2,864	)(t)	85,141
Selling, general and administrative	48,598	21,557	—		70,155
Intangible assets impairment loss	—	10,738	—		10,738
Restructuring charges	—	7,535	—		7,535

Total operating expenses	101,206	75,346	(2,983)		173,569

Income (loss) from operations	18,820	(21,214)	1,483		(911)
Impairment loss on short-term investments	(6,480)	—	—		(6,480)
Interest income	6,166	—	—		6,166
Other income, net	445	763	—		1,208

Income (loss) before provision for income taxes	18,951	(20,451)	1,483		(17)
Provision for income taxes	8,799	—	—		8,799

Net income (loss)	$10,152	$(20,451)	$1,483		$(8,816)

Net income (loss) per share — Basic	$0.17				$(0.13)

Net income (loss) per share — Diluted	$0.16				$(0.13)

Shares used in computing net income (loss) per share — Basic	59,367		7,000	(q)	66,367

Shares used in computing net income (loss) per share — Diluted	62,751				66,367

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED STATEMENT OF
OPERATIONS OF TRIDENT MICROSYSTEMS, INC. AND FRAME RATE CONVERTER,
DEMODULATOR AND AUDIO PRODUCT LINES OF MICRONAS SEMICONDUCTOR HOLDING AG

	Historical
	Trident	Micronas
	Nine months ended
			Pro Forma
		December 31,	Adjustments		Pro Forma
	March 31, 2009	2008	(Note 3)		Combined
	(In thousands, except per share amounts)
Net revenues	$60,849	$114,813	$—		$175,662
Cost of revenues	42,143	91,054	1,033		134,230

Gross profit	18,706	23,759	(1,033)		41,432

Operating expenses:
Research and development	37,214	21,092	(89	)(s)
			(814	)(t)	57,403
Selling, general and administrative	22,196	15,366	—		37,562
Goodwill impairment	1,432	—	—		1,432
Restructuring charges	802	(95)	—		707

Total operating expenses	61,644	36,363	(903)		97,104

Loss from operations	(42,938)	(12,604)	(130)		(55,672)
Loss on sale of short-term investments	(8,952)	—	—		(8,952)
Impairment loss on short-term investments	(556)	—	—		(556)
Interest income	2,852	—	—		2,852
Other income, net	4,987	1,666	—		6,653

Loss before provision for income taxes	(44,607)	(10,938)	(130)		(55,675)
Provision for income taxes	4,550	—	—		4,550

Net loss	$(49,157)	$(10,938)	$(130)		$(60,225)

Net loss per share — Basic and diluted	$(0.80)				$(0.88)

Shares used in computing net loss per share — Basic and diluted	61,529		7,000	(q)	68,529

See accompanying notes to the unaudited pro forma condensed combined consolidated financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. BASIS OF PRESENTATION
The following unaudited pro forma condensed combined financial information gives the effect to the acquisition of the Frame Rate Converter, Demodulator and Audio Product Lines of the Consumer Division (the “Business”) of Micronas (“Micronas”) by Trident Microsystems, Inc. (“Trident” or the “Company”). The acquisition was accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Under the purchase method of accounting, the total estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined consolidated financial statements, is allocated to the net tangible and identifiable intangible assets of the Business acquired in connection with the acquisition based on their estimated fair value as of the closing of the acquisition.
The Business was not operated as a stand-alone business, but was part of a division of Micronas, operating within a business group. The accompanying financial statements of the Business have been prepared from the historical accounting records of Micronas and do not purport to reflect the assets acquired and liabilities assumed or the net revenues and direct expenses that would have resulted if the Business had been a separate, stand-alone company during the periods presented. It is not practical for management to reasonably estimate expenses that would have resulted if the Business had operated as an unaffiliated independent company. Since separate complete financial statements were not maintained for the Business’s operations, preparation of statements of operations and cash flows, including amounts charged for income taxes, interest, and other expenses, was deemed impractical. Additionally, since only certain assets were acquired and certain liabilities were assumed, a balance sheet and statement of stockholders’ equity were not applicable. The unaudited statement of assets to be acquired and liabilities to be assumed as of December 31, 2008 and unaudited statements of net revenues and direct expenses for twelve months ended March 31, 2008 and nine months ended December 31, 2008 include all adjustments (consisting only of normal recurring adjustments) that the Business considers necessary for a fair statement of its assets to be acquired and liabilities to be assumed and net revenues and direct expenses for the periods presented. Future results of combined operations and combined financial position have and could continue to differ materially from the historical amounts presented herein. Complete financial statements for the Business were not prepared as the Business was not maintained as a separate reporting unit and therefore it was impracticable to prepare full GAAP financial statements as required by Rule 3-05 of Regulation
S-X.
The Business’s financial information was derived from its audited financial statements as of December 31, 2007 and 2008 and for the years ended December 31, 2006, 2007 and 2008. The Business’ historical information was prepared using principles accepted under International Financial Reporting Standards (“IFRS”) and has been adjusted to comply with accounting principles generally accepted in the United States. Certain line items reported by the Business in its historical financial statements have been reclassified in the unaudited pro forma condensed combined financial statements to conform to the method of presentation utilized by Trident. Adjustments to conform the Business’s accounting policies to Trident were insignificant.
The unaudited pro forma condensed combined consolidated balance sheet is based on the historical financial statements of Trident and the Business and has been prepared to reflect the acquisition as if the acquisition had been consummated on March 31, 2009. Due to different fiscal period ends, such pro forma information is based upon the historical consolidated balance sheet data of Trident at March 31, 2009 and the Business at December 31, 2008.
The unaudited pro forma condensed combined consolidated statements of operations for the twelve months ended June 30, 2008 and the nine months ended March 31, 2009 have been prepared to reflect the acquisition as if it had been consummated on July 1, 2007. Due to different fiscal period ends, the historical results of Trident for the twelve months ended June 30, 2008 and the historical results of the Business for the twelve months ended March 31, 2008 have been combined. For the nine months ended March 31, 2009, Trident historical results have been combined with the historical results of the Business for the nine months ended December 31, 2008. The unaudited pro forma condensed combined consolidated statements of operations do not reflect any revenue increases, operating efficiencies or synergistic cost savings that we may achieve with respect to the entities, nor any expense associated with achieving those benefits.
The unaudited pro forma condensed combined consolidated financial statements have been prepared by Trident’s management for illustrative purposes only and are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had Trident and the Business been a combined company during the specified periods presented. The pro forma adjustments are based on the information available at the time of the preparation of these statements. The unaudited pro forma condensed combined consolidated financial statements, including any notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the following Trident filings with the Securities and Exchange Commission: the Form 10-K for the year ended June 30, 2007, the Form 10-K for the fiscal year ended June 30, 2008, and the Form 10-Q for the fiscal quarter ended March 31, 2009.
The Company used the month end exchange rate to remeasure the currency translation on the balance sheet and also used the average exchange rates of twelve month and nine month periods presented to remeasure the currency translation on the statements of operations. The Swiss Franc amounts have been translated into United States dollars at the rate of 0.9473 to the dollar for the balance sheet. For the twelve month and nine month statements of operations, the Swiss Franc amounts have been translated into United States dollars at the rate of 0.86537 and 0.92314, respectively.

Such translations should not be construed as representations that the Swiss France amounts represent, or have been or could be converted into, United States dollars at that or any other rate.
2. PURCHASE PRICE ALLOCATION
The total estimated purchase price for the acquisition is as follows (in thousands):

Fair value of common stock	$10,668
Estimated transaction costs	4,136
Fair value of common stock warrants	1,419
In-process research and development	697
Value added taxes	336
Cash paid in exchange for outstanding shares of Micronas Netherlands BV	10

Total estimated purchase price	$17,266

Preliminary Estimated Purchase Price Allocation
The preliminary allocation of the purchase price of the Business’s tangible and identifiable intangible assets acquired and liabilities assumed was based on their estimated fair values. The valuation of these tangible and identifiable intangible assets and liabilities is subject to further management review and may change materially from the preliminary valuation. The excess of the purchase price over the tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. Under the purchase method of accounting, the total purchase price was allocated to net tangible and identifiable intangible assets acquired based on their estimated fair values as of the date of the completion of the acquisition as follows (in thousands):

Tangible assets acquired:
Cash and cash equivalents	$142
Accounts receivable	259
Other current assets	97
Property and equipment, net	4,818
Deferred tax assets	175
Liabilities assumed:
Accounts payable	(133)
Accrued liabilities	(365)
Above market lease liability	(356)

Net tangible assets acquired	4,637

Amortizable intangible assets acquired:
Core technology	4,059
Backlog	166
In-process research and development	697
Goodwill	7,707

Total estimated purchase price allocation	$17,266

Net tangible assets acquired
Assets acquired and liabilities assumed for the Business as of May 14, 2009 were reviewed and adjusted, if required, to their estimated fair value.

Amortizable intangible assets
Existing technology consists of products that have reached technological feasibility. The Company valued the existing technology utilizing a discounted cash flow (“DCF”) model, which uses forecasts of future revenues and expenses related to the intangible assets.
Backlog valued at $0.2 million represents the value of the standing orders for the Business products as of the close of the acquisition. Backlog was valued using a DCF model.
Goodwill
Of the total purchase price, $7.7 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the underlying net tangible and identifiable intangible assets acquired and is not deductible for tax purposes. The Business’s technology will provide a greater diversity of products and enhanced research and development capabilities, which will allow Trident to pursue expanded market opportunities. These opportunities, along with the ability to leverage the Business’s existing workforce, were the significant contributing factors to the establishment of the purchase price, resulting in the recognition of a significant amount of goodwill. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but will be reviewed at least annually for impairment or more frequently if certain triggering events occur. In the event that management determines the value of goodwill has become impaired, the Company will incur an expense in the amount of the impairment during the fiscal quarter in which the determination is made.
In-process research and development
Of the total purchase price, $0.7 million has been allocated to in-process research and development (“IPR&D”) and was expensed. IPR&D relates to masks and tools that were completed after the announcement date but prior to the closing date and has no alternative future use.
3. PRO FORMA ADJUSTMENTS
Pro forma adjustments are necessary to reflect the purchase price, amounts related to the Business’ net tangible and identifiable intangible assets at an amount equal to their estimated fair values, the amortization expense related to the amortizable intangible assets, and the estimated fair value adjustments to net assets acquired.
There were no intercompany balances and transactions between Trident and the Business prior to or as of the acquisition date and for the periods of these pro forma condensed combined consolidated financial statements. The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had Trident and the Business filed consolidated income tax returns during the periods presented.
The following pro forma adjustments are included in the unaudited pro forma combined condensed consolidated statements of operations and the unaudited pro forma combined condensed consolidated balance sheet:
(a)	To record cash paid in exchange for outstanding shares of Micronas Netherlands BV.

(b)	To record cash paid for direct costs in connection with the acquisition.

(c)	To eliminate the Business’s cash not acquired in connection with the acquisition.

(d)	To record the net value added taxes that the Company assumed in the acquisition.

(e)	To record the net difference between the preliminary estimate of the fair value and the Business’s historical amounts of property and equipment values.

(f)	To record the net difference between the preliminary estimate of the fair value and the Business’s historical amounts of deferred tax assets.

(g)	To record the par value of the Trident common stock issuance in connection with the acquisition.

(h)	To record the amount of the purchase price recorded as additional paid in capital related to the issuance of Trident common stock.

(i)	To record the issuance of common stock warrants.

(j)	To eliminate the Business’s equity.

(k)	To record the preliminary allocation of the purchase price to goodwill.

(l)	To record the preliminary allocation of the purchase price to purchased intangible assets.

(m)	To eliminate the Business’s historical intangible assets.

(n)	To record the above market lease obligation.

(o)	To accrue the direct costs in connection with the acquisition.

(p)	To record the immediate write off of IPR&D.

(q)	To record the common stocks issued to Micronas as part of the acquisition.

(r)	To record the amortization of acquired intangibles.

(s)	To amortize the lease obligations in excess of fair value.

(t)	To eliminate the Business’ historical amortization expense for the intangible assets.
4. PRO FORMA NET LOSS PER SHARE
The pro forma basic and diluted net loss per share are based on the number of Trident shares of common stock used in computing basic and diluted net loss per share. The basic and diluted net loss per share also includes the 7.0 million common shares which Trident issued to Micronas as part of the purchase consideration. The Warrants to purchase 3.0 million shares of common stock have not been included in the diluted net loss per share calculated because they are anti-dilutive.